This instrument and the rights and obligations evidenced hereby, the liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in that certain Third Amended and Restated Intercreditor and Lien Subordination Agreement (as amended or otherwise modified from time to time , the “Intercreditor Agreement”), dated as of May 21, 2007 between and among LaSalle Bank National Association, as Administrative Agent on behalf of the Lenders and the Agents, LaSalle Bank National Association, as the Revolving Credit Agent, on behalf of the Revolving Credit Lenders and the Revolving Credit Agent, PWJ Lending LLC, as Agent for the Lenders under the Subordinate Facility, the Company, and certain other parties thereto and acknowledged by the Borrower, all as referred to in such Intercreditor Agreement.

NOTE

$7,500,000.00	Dated June 28, 2007

          FOR VALUE RECEIVED, the undersigned WHITEHALL JEWELERS, INC. (f/k/a Whitehall Jewellers, Inc.), a Delaware corporation (the “Borrower”), hereby promises to pay to the order of PWJ LENDING LLC (the “Lender”) at the Administrative Agent’s Head Office at 623 Fifth Avenue, 32nd Floor, New York, New York, 10022:

          (a) prior to or on the Maturity Date the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00); and

          (b) interest on the principal balance hereof from time to time outstanding from the Initial Fourth Additional Loan Funding Date (or in the case of PIK Interest, from the date capitalized) under the Second Amended and Restated Term Loan Credit Agreement, dated as of February 20, 2007, as amended by the First Amendment to the Second Amended and Restated Term Loan Credit Agreement, dated as of May 21, 2007 (as amended, restated, supplemented, refinanced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender and the other parties thereto, through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The Borrower irrevocably authorizes the Lender to make or cause to be made, on the Initial Fourth Additional Loan Funding Date and at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loans or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loans shall be prima facie evidence of the principal amount (including, without limitation, all PIK Interest) thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal (including, without limitation, all PIK Interest) of this Note on the terms and conditions specified in the Credit Agreement.

          This Note is a registered Note and, as provided in and subject to the terms of the Credit Agreement, is transferable only upon surrender of this Note for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note or his attorney duly authorized in writing), at which time a new Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee. Reference in this Note to a “holder” shall mean the person or entity in whose name this Note is at the time registered in the register kept by the Agents as provided in Section 19.3 of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower may treat such person or entity as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note (including, without limitation, all PIK Interest) and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

          No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS

SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

WHITEHALL JEWELERS, INC. (f/k/a
Whitehall Jewellers, Inc.)

By:	/s/ Edward A. Dayoob
	Name:	Edward A. Dayoob
	Title:	President and CEO

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loans	or Prepaid	Unpaid	Made By: